Exhibit 99.1
Toast Announces Second Quarter 2024 Financial Results

Added approximately 8,000 net new Locations in second quarter 2024
Annualized recurring run-rate (ARR) as of June 30, 2024 grew 29% to $1.5 billion
Achieved GAAP operating income of $5 million in second quarter
Net income was $14 million and Adjusted EBITDA was $92 million in second quarter

BOSTON, MA – August 6, 2024 – Toast (NYSE: TOST), the all-in-one digital technology platform built for restaurants, today reported financial results for the second quarter ended June 30, 2024.

“Our team executed incredibly well in the second quarter and delivered strong results, including adding a record number of net locations and achieving GAAP profitability ahead of expectations. We are sustaining growth at scale while expanding margins by taking a disciplined approach to investing our resources against our most important priorities,” said Toast CEO and Co-Founder Aman Narang. “We continue to see strong growth domestically across restaurant types while building on our momentum internationally and across exciting new verticals like food and beverage retail. Our best-in-class customer experience, further strengthened by our platform and data investments, remains the foundation helping us scale and grow.”

Financial Highlights for the Second Quarter of 2024

•ARR as of June 30, 2024 was $1.5 billion, up 29% year over year.
•Gross Payment Volume (GPV) increased 26% year over year to $40.5 billion.
•Total Locations increased 29% year over year to approximately 120,000.
•GAAP subscription services and financial technology solutions gross profit was up 27% year over year from Q2 2023 to $330 million. Non-GAAP subscription services and financial technology solutions gross profit grew 29% year over year to $344 million.
•GAAP operating income was $5 million in Q2 2024 compared to GAAP operating loss of $(80) million in Q2 2023.
•GAAP net income was $14 million in Q2 2024 compared to net loss of $(98) million in Q2 2023. Adjusted EBITDA was $92 million in Q2 2024 compared to Adjusted EBITDA of $15 million in Q2 2023.
•Net cash provided by operating activities of $124 million and Free Cash Flow of $108 million in Q2 2024, compared to net cash provided by operating activities of $50 million and Free Cash Flow of $39 million, respectively, in Q2 2023.

Percentages may not tie due to rounding. For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Key Business Metrics” and “Non-GAAP Financial Measures,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Outlook1

For the third quarter ending September 30, 2024, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $345 million to $355 million (23-27% growth compared to Q3 2023)
•Adjusted EBITDA in the range of $70 million to $80 million

For the full year ending December 31, 2024, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $1,340 million to $1,360 million (27-29% growth compared to 2023, up from 25-27% growth)
•Adjusted EBITDA in the range of $285 million to $305 million (up from $250 million to $270 million)
1 A reconciliation of these forward looking Non-GAAP measures to the corresponding GAAP measure is not available without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to the change in fair value of our warrant liability and stock-based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” in this press release.

Recent Business Highlights

•Showing continued momentum with larger customers, Toast recently signed customers including Sonny’s BBQ, Uno Pizzeria & Grills, Hwy 55, and PPX Hospitality Group, which owns brands including Legal Sea Foods, representing a cumulative commitment of more than 200 locations across the U.S.
•Toast garnered a host of workplace awards in the second quarter, including being named a Great Place to Work in Canada, India, Ireland, Taiwan, the United Kingdom, and the United States; named to the U.S. News Best Companies To Work For list; and named a Fortune Best Workplaces for Millennials™ in the United States. These build on being awarded to Glassdoor Best Places to Work 2024 list earlier in the year.
•In June, Toast launched an AI innovation hub, highlighting some of Toast’s AI-powered innovations released to date such as Benchmarking, Instant Toast Support, and an AI-Powered Marketing Assistant. A recent survey from Toast showed that 57% of restaurants surveyed reported already using or wanting to use AI-powered experiences2.

Conference Call Information

Toast will host a live conference call at 5:00 p.m. Eastern Time on Tuesday, August 6, 2024. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a cloud-based, all-in-one digital technology platform purpose-built for the entire restaurant community. Toast provides a comprehensive platform of software as a service (SaaS) products and financial technology solutions that give restaurants everything they need to run their business across point of sale, payments, operations, digital ordering and delivery, marketing and loyalty, and team management. We serve as the restaurant operating system, connecting front of house and back of house operations across service models including dine-in, takeout, delivery, catering, and retail. Toast helps restaurants streamline operations, increase revenue and deliver amazing guest experiences. For more information, visit www.toasttab.com.

Contacts
Media: media@toasttab.com
Investors: IR@toasttab.com

2 To help better understand the restaurant industry, Toast conducted a blind survey of 755 restaurant decision-makers operating 16 or fewer locations in the United States from May 17, 2024 to June 2, 2024. Respondents include a mix of both full-service and quick-service restaurants. Respondents were not made aware that Toast was fielding the study. Panel providers granted incentives to restaurant respondents for participation. Using a standard margin of error calculation, at a confidence interval of 95%, the margin of error on average is +/- 4%.

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions or growth; results of operations; cash flows; guidance on financial results for the third fiscal quarter and full year of 2024; statements about future operating results; the expectations of demand for Toast’s products and growth of its business; statements about new products and offerings and the benefits thereof; the growth rates in the markets in which Toast competes; Toast’s investments in technology and infrastructure; Toast’s ability to deliver innovative solutions; Toast’s ability to attract and retain customers and the commitments from its customers; financing plans; business strategy; operating plans; competitive positions; and growth opportunities for existing products.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in Toast’s Annual Report on Form 10-K for the year ended December 31, 2023, Toast’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024 that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Subscription services	$166	$121	$318	$227
Financial technology solutions	1,023	808	1,896	1,482
Hardware and professional services	53	49	104	88
Total revenue	1,242	978	2,318	1,797
Costs of revenue:
Subscription services	53	39	103	75
Financial technology solutions	806	631	1,488	1,155
Hardware and professional services	96	99	188	183
Amortization of acquired intangible assets	1	1	2	2
Total costs of revenue	956	770	1,781	1,415
Gross profit	286	208	537	382
Operating expenses:
Sales and marketing	115	100	222	199
Research and development	87	92	169	177
General and administrative	75	96	149	179
Restructuring expenses	4	—	46	—
Total operating expenses	281	288	586	555
Income (loss) from operations	5	(80)	(49)	(173)
Other income (expense):
Interest income, net	10	9	20	17
Change in fair value of warrant liability	(1)	(26)	(37)	(23)
Other income (expense), net	—	—	(1)	1
Income (loss) before taxes	14	(97)	(67)	(178)
Income tax expense	—	(1)	(2)	(1)
Net income (loss)	$14	$(98)	$(69)	$(179)
Earnings (loss) per share attributable to common stockholders:
Basic	$0.03	$(0.19)	$(0.13)	$(0.34)
Diluted	$0.02	$(0.19)	$(0.13)	$(0.34)
Weighted-average shares used in computing earnings (loss) per share:
Basic	556	529	552	527
Diluted	587	529	552	527

TOAST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	June 30, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$691	$605
Marketable securities	528	519
Accounts receivable, net	101	69
Inventories, net	110	118
Other current assets	309	259
Total current assets	1,739	1,570
Property and equipment, net	90	75
Operating lease right-of-use assets	33	36
Intangible assets, net	23	26
Goodwill	113	113
Restricted cash	58	55
Other non-current assets	99	83
Total non-current assets	416	388
Total assets	$2,155	$1,958
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$33	$32
Deferred revenue	62	39
Accrued expenses and other current liabilities	641	592
Total current liabilities	736	663
Warrants to purchase common stock	101	64
Operating lease liabilities	29	33
Other long-term liabilities	6	4
Total liabilities	872	764
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock- par value $0.000001; 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.000001 par value: Class A - 7,000 shares authorized; 458 and 429 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively Class B - 700 shares authorized; 102 and 114 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Accumulated other comprehensive loss	(1)	—
Additional paid-in capital	2,976	2,817
Accumulated deficit	(1,692)	(1,623)
Total stockholders’ equity	1,283	1,194
Total liabilities and stockholders’ equity	$2,155	$1,958

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited) (in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$14	$(98)	$(69)	$(179)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12	8	23	14
Stock-based compensation expense	67	72	133	135
Amortization of deferred contract acquisition costs	19	14	38	28
Change in fair value of warrant liability	1	26	37	23
Credit loss expense	17	12	32	25
Asset impairments	1	15	1	15
Other non-cash items	(1)	(12)	(3)	(13)
Changes in operating assets and liabilities:
Accounts receivable, net	(23)	(22)	(45)	(42)
Other current assets	5	3	(14)	(3)
Deferred contract acquisition costs	(33)	(26)	(63)	(50)
Inventories, net	10	5	8	4
Accounts payable	(14)	6	2	12
Accrued expenses and other current liabilities	38	44	1	24
Deferred revenue	13	4	24	7
Operating lease right-of-use assets and operating lease liabilities, net	—	1	—	1
Other assets and liabilities	(2)	(2)	(1)	(6)
Net cash provided by (used in) operating activities	124	50	104	(5)
Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	—	—	—	(9)
Capital expenditures	(16)	(11)	(29)	(21)
Purchases of marketable securities	(131)	(175)	(276)	(351)
Proceeds from the sale of marketable securities	35	6	53	13
Maturities of marketable securities	108	168	219	315
Other investing activities	—	—	—	(1)
Net cash used in investing activities	(4)	(12)	(33)	(54)
Cash flows from financing activities:
Change in customer funds obligations, net	(21)	(6)	28	31
Proceeds from issuance of common stock	26	4	55	15
Repurchases of Class A common stock	(32)	—	(36)	—
Net cash provided by (used in) financing activities	(27)	(2)	47	46
Net increase (decrease) in cash, cash equivalents, cash held on behalf of customers and restricted cash	93	36	118	(13)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	—	—	(1)	—
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	771	586	747	635
Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$864	$622	$864	$622
Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	$691	$488	$691	$488
Cash held on behalf of customers	115	91	115	91
Restricted cash	58	43	58	43
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$864	$622	$864	$622

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.

In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net income (loss), adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income (expense), net, income taxes and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as restructuring and restructuring-related expenses, acquisition expenses, fair value adjustments on warrant liabilities, expenses related to early termination of leases (which includes associated asset impairments) and stock-based charitable contribution expense, as applicable.

•Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit is defined as subscription services gross profit and financial technology solutions gross profit, adjusted to exclude stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Subscription Services Gross Profit is defined as subscription services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Financial Technology Solutions Gross Profit is defined as financial technology solutions gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Hardware and Professional Services Gross Profit is defined as hardware and professional services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Non-Payments Financial Technology Solutions Gross Profit is defined as financial technology gross profit excluding payments financial technology gross profit.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses related to early termination of leases (which includes associated asset impairments), and stock-based charitable contribution expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs (collectively referred to as capital expenditures).

Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast's financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

1.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across Toast Processing Locations in a given period. GPV is a key measure of the scale of Toast’s platform, which in turn drives our financial performance. As Toast customers generate more sales and therefore more GPV, Toast generally sees higher financial technology solutions revenue.

2.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate ARR, Toast first calculates recurring run-rate on a monthly basis. Monthly Recurring Run-Rate, or MRR, is measured on the final day of each month as the sum of (i) Toast’s monthly billings of subscription services fees, which we refer to as the subscription component of MRR, and (ii) Toast’s in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which we refer to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. MRR is also not burdened by the impact of SaaS credits offered. The MRR calculation includes all locations on the Toast platform and locations on legacy solutions, which have a negligible impact on ARR.

ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. Toast believes this approach provides an indication of its scale, while also controlling for short-term fluctuations in payments volume. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with the Toast platform, pricing, competitive offerings, economic conditions, or overall changes in Toast’s customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect Toast’s revenue or gross profit determined in accordance with GAAP, and should be viewed independently of, and not combined with or substituted for, Toast’s revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of Toast’s future or expected results.

Locations

We define a live location, or Location, as a unique location that has used Toast Point of Sale to record transaction volumes above a minimum threshold, and has not been marked as a churned location as of the date of determination. A Location can use Toast payment services, which we refer to as a Toast Processing Location, or for select enterprise customers, not use Toast’s payment services, which we refer to as a Non-Toast Processing Location. Customers of legacy solutions provided by companies that we have acquired, that do not use Toast Point of Sale, are not included in our Location count.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(dollars in billions)	2024	2023	% Growth	2024	2023	% Growth
Gross Payment Volume (GPV)	$40.5	$32.1	26%	$75.2	$58.8	28%

	As of June 30,
(dollars in millions)	2024	2023	% Growth
Payments Annualized Recurring Run-Rate	$743	$598	24%
Subscription Annualized Recurring Run-Rate	730	542	35%
Total Annualized Recurring Run-Rate (ARR)	$1,473	$1,140	29%

Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2024	2023	2024	2023
Net income (loss)	$14	$(98)	$(69)	$(179)
Stock-based compensation expense and related payroll tax	70	74	130	141
Depreciation and amortization	11	8	20	14
Interest income, net	(10)	(9)	(20)	(17)
Change in fair value of warrant liability	1	26	37	23
Termination of leases	2	13	2	13
Restructuring and restructuring-related expenses(1)	4	—	46	—
Acquisition expenses	—	—	—	1
Income tax expense	—	1	2	1
Adjusted EBITDA	$92	$15	$148	$(3)
(1) Restructuring and restructuring-related expenses for the three and six months ended June 30, 2024 include $1 million and $32 million, respectively, of severance benefits, $2 million and $12 million, respectively, of stock-based compensation expense, and $1 million and $2 million, respectively, of accelerated depreciation related to facilities.

Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit (Non-GAAP)	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2024	2023	2024	2023
Gross profit (GAAP):
Subscription services	$113	$82	$215	$152
Financial technology solutions	217	177	408	327
Adjustments:
Stock-based compensation expense and related payroll tax	6	4	10	9
Depreciation and amortization	8	4	14	7
Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit (Non-GAAP)	$344	$267	$647	$495

Non-GAAP Costs of Revenue	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2024	2023	2024	2023
Costs of revenue	$956	$770	$1,781	$1,415
Stock-based compensation expense and related payroll tax	(12)	(11)	(22)	(21)
Depreciation and amortization	(9)	(6)	(17)	(11)
Non-GAAP Costs of Revenue	$935	$753	$1,742	$1,383

Non-GAAP Gross Profit	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2024	2023	2024	2023
Gross profit	$286	$208	$537	$382
Stock-based compensation expense and related payroll tax	12	11	22	21
Depreciation and amortization	9	6	17	11
Non-GAAP gross profit	$307	$225	$576	$414

Non-GAAP Subscription Services Gross Profit	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2024	2023	2024	2023
Subscription services gross profit	$113	$82	$215	$152
Stock-based compensation expense and related payroll tax	6	4	10	9
Depreciation and amortization	8	4	14	7
Non-GAAP subscription services gross profit	$127	$90	$239	$168

Non-GAAP Financial Technology Solutions Gross Profit	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2024	2023	2024	2023
Financial technology solutions gross profit	$217	$177	$408	$327
Stock-based compensation expense and related payroll tax	—	—	—	—
Depreciation and amortization	—	—	—	—
Non-GAAP financial technology solutions gross profit	$217	$177	$408	$327

Non-GAAP Hardware and Professional Services Gross Profit	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2024	2023	2024	2023
Hardware and professional services gross profit	$(43)	$(50)	$(84)	$(95)
Stock-based compensation expense and related payroll tax	6	7	11	13
Depreciation and amortization	1	1	1	1
Non-GAAP hardware and professional services gross profit	$(36)	$(42)	$(72)	$(81)

Non-GAAP Non-Payments Financial Technology Solutions Gross Profit	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2024	2023	2024	2023
Financial technology solutions gross profit	$217	$177	$408	$327
Payments financial technology solutions gross profit	(183)	(145)	(340)	(270)
Non-GAAP non-payments financial technology solutions gross profit	$34	$32	$68	$57

Non-GAAP Sales and Marketing Expenses	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2024	2023	2024	2023
Sales and marketing expenses	$115	$100	$222	$199
Stock-based compensation expense and related payroll tax	(17)	(15)	(29)	(30)
Depreciation and amortization	(1)	(1)	(2)	(2)
Non-GAAP sales and marketing expenses	$97	$84	$191	$167

Non-GAAP Research and Development Expenses	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2024	2023	2024	2023
Research and development expenses	$87	$92	$169	$177
Stock-based compensation expense and related payroll tax	(23)	(25)	(43)	(48)
Depreciation and amortization	(1)	(1)	(1)	(1)
Non-GAAP research and development expenses	$63	$66	$125	$128

Non-GAAP General and Administrative Expenses	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2024	2023	2024	2023
General and administrative expenses	$75	$96	$149	$179
Stock-based compensation expense and related payroll tax	(18)	(22)	(36)	(42)
Depreciation and amortization	—	—	—	(1)
Termination of leases	(2)	(13)	(2)	(13)
Acquisition expenses	—	—	—	(1)
Non-GAAP general and administrative expenses	$55	$61	$111	$122

Free Cash Flow	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$124	$50	$104	$(5)
Capital expenditures	(16)	(11)	(29)	(21)
Free cash flow	$108	$39	$75	$(26)

Sums may not equal totals due to rounding.

TOST-FIN

Source: Toast